                                                                  EXHIBIT 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN DELETED, AS MARKED BY BRACKETS, AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




                          TECHNOLOGY TRANSFER AGREEMENT

   This Technology Transfer Agreement (the "Agreement") is made and entered into as of February 9, 1993, by and between MOUNT SINAI SCHOOL OF MEDICINE OF THE CITY UNIVERSITY OF NEW YORK, a corporation organized and existing under the laws of New York ("MOUNT SINAI"), and VECTOR PHARMACEUTICALS, INC., a corporation organized and existing under the laws of California ("VECTOR").

                                    ARTICLE 1

                                   BACKGROUND

   1.1 VECTOR is in the business of developing preventative, therapeutic and diagnostic products for humans, plants and animals.

   1.2 MOUNT SINAI is a School of Medicine which engages in research and teaching in the biomedical sciences and which is the assignee of certain Property (as hereinafter defined) developed in the conduct of those activities.

   1.3 MOUNT SINAI and VECTOR have entered into a Stock Issuance Agreement on even date herewith, in the form attached hereto as Exhibit A, pursuant to which MOUNT SINAI will be issued shares of VECTOR's common stock (the "Stock Issuance Agreement").

   1.4 VECTOR is desirous of obtaining, and MOUNT SINAI is willing to assign, sell, transfer and convey in

                                              CONFIDENTIAL TREATMENT REQUESTED


consideration for the VECTOR common stock to be issued pursuant to the Stock Issuance Agreement, all right, title and interest, on a worldwide basis, in and to the Property (as defined below).

                                    ARTICLE 2

                                   DEFINITIONS

   2.1 The term "AFFILIATE" shall mean, with respect to each party, any entity which controls, is controlled by or is under common control with that party.

   2.2 The term "INVENTORS" shall mean [






                                                                              ]



   2.3       The term "FDA" shall mean the United States Food and Drug
Administration.

   2.4 The term "RELATED TECHNOLOGY" shall mean (i) all patentable information, discoveries, inventions, and the like other than those claimed in the Patent Rights or MOUNT SINAI Improvements, and any and all patent rights relating thereto, the use of which pertains to [

                                              CONFIDENTIAL TREATMENT REQUESTED


                                                                     ]     and
which are not otherwise subject to the rights or any third party, but only to the extent such discovery, invention and the like shall have occurred or been reduced to practice during the period extending from [


                                             ]

   2.5 The term "PRODUCT" shall mean any substance, composition or article of manufacture covered by a claim of one or more of the patents or patent applications contained in the Patent Rights or the Mount Sinai Improvements, to the extent acquired by VECTOR pursuant to Section 3.4.

   2.6 The term "PATENT RIGHTS" shall mean all information, inventions or discoveries covered by the patents and patent applications listed on Exhibit B hereto ("Inventions"), and any and all patents issuing therefrom, owned by MOUNT SINAI or any MOUNT SINAI Affiliate. "Patents" as used in this Agreement shall include, without limitation, all substitutions, divisionals, reissues, continuations, continuations-in-part that cover Inventions specifically described in the

                                              CONFIDENTIAL TREATMENT REQUESTED


patents and applications listed in Exhibit B, inventors' certificates and all foreign counterparts of the aforementioned which MOUNT SINAI now owns or hereafter acquires and which MOUNT SINAI has the lawful right to assign and disclose.

   2.7 The term "MOUNT SINAI IMPROVEMENTS" shall mean all modifications, revisions or improvements to the Inventions and any and all patent rights relating thereto which are commercially necessary for the development, manufacture, use or sale of the Inventions or Products, in which MOUNT SINAI in the future acquires any interest and with regard to which MOUNT SINAI has the lawful right to disclose and assign, but only to the extent such modification, revision or improvement shall have occurred or been reduced to practice from the date of filing of the patent applications listed, or the patent applications underlying an issued patent listed, on Exhibit B hereto, up to and including the one (1) year period following the effective date of this Agreement and only to
the extent such modification, revision or improvement was [                    ]

   2.8 The term "TECHNICAL INFORMATION" shall mean (i) all know-how, trade secrets, data, processes, reagents, samples of assay components, media and/or cell lines; and (ii) procedures and formulations for producing any such assay components, models, procedures, devices,

                                              CONFIDENTIAL TREATMENT REQUESTED


methods, formulas, protocols; and (iii) information: (a) necessary for the practice and commercial exploitation of the Inventions contained within the Patent Rights, or to the extent VECTOR exercises its option in accordance with the provisions of Section 3.4, any MOUNT SINAI Improvements; and (b) which are [

                                                                   ] owned or
acquired by MOUNT SINAI and which MOUNT SINAI has the lawful right to assign and disclose; and (c) which [

                                                                   ] Technical
Information shall include, without limitation, all medical, pharmacological, toxicological and other scientific data relating to any Product.

   2.9  The term "PROPERTY" shall mean all Patent Rights and Technical
Information.

                                    ARTICLE 3

                              ASSIGNMENT OF RIGHTS

   3.1 ASSIGNMENT OF PROPERTY. In consideration of the issuance by VECTOR of shares of its Common Stock and the Warrants, as further set forth in Article 5, MOUNT SINAI hereby assigns to VECTOR, effective upon receipt by MOUNT SINAI of the shares of Common Stock and Warrants, as provided in Article 5, all of its rights, title and interest in and to the Property, and upon such request by VECTOR, MOUNT SINAI agrees to promptly execute assignment and other documents, testify and take other acts, at VECTOR's expense and as reasonably requested by VECTOR, in order to apply for and obtain, in VECTOR's name and for its benefit, patents, trade secrets, and all other technology and intellectual property rights throughout the world related to any of the Property and, to the extent VECTOR exercises its option in accordance with the provisions of Section 3.4, any MOUNT SINAI Improvements, and to transfer, effect, confirm, perfect, record, preserve, protect and enforce all rights, title and interest transferred hereunder.

   3.2  LIMITATIONS ON ASSIGNMENT.  The rights and interests assigned under
Section 3.1 are subject to the following limitations:

        (a) GOVERNMENT RIGHTS. VECTOR understands that the Property may have been developed under a funding agreement with the Government of the United States of America (the "Government") and, if so, that the Government may have certain rights relative thereto, including, but not limited to those arising under 35 U.S.C. Sections 200-212 and the regulations promulgated thereunder. This Agreement is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation. To the extent that there is a conflict between any such agreement, applicable law or regulation and this Agreement, the terms of such

Government agreement, applicable law or regulation shall prevail.

   (b) RIGHTS OF THIRD PARTY FUNDING SOURCES. VECTOR understands that portions of the Property may have been developed and/or discovered by the Inventors pursuant to funds supplied pursuant to contractual relationships between one or more of the Inventors and third party, non-Governmental funding entities ("Funding Entities"), and if so, that such Funding Entities may have or may believe themselves to have, certain rights relative thereto with respect to the Property and VECTOR further acknowledges that in that event it shall have no rights against MOUNT SINAI regarding any such technology.

   (c) RETAINED RIGHTS. VECTOR hereby grants MOUNT SINAI a fully-paid, royalty-free, irrevocable, non-exclusive license to make, have made and use the Inventions contained within the Patent Rights, and the Technical Information, for educational, research and other non-commercial purposes only, including the right to publish the scientific findings from research related to the Property in scholarly journals and publications and to make scientific presentations.

   3.3 MOUNT SINAI AND THE INVENTORS. VECTOR understands that MOUNT SINAI's ongoing obligations apply only to the extent that MOUNT SINAI has the lawful right

                                              CONFIDENTIAL TREATMENT REQUESTED


to disclose and assign the Property. VECTOR further understands and agrees that some Inventors are not currently, have never been, or may not in the future be employed by MOUNT SINAI and are not subject to the conditions of employment with MOUNT SINAI, including MOUNT SINAI's faculty rules. Further, VECTOR agrees that MOUNT SINAI is not required to and has no obligation to VECTOR under this Agreement or otherwise to make certain that the Inventors comply with the terms of this Agreement or with the terms and conditions of MOUNT SINAI's policies or its faculty rules.

   3.4 MOUNT SINAI IMPROVEMENTS. MOUNT SINAI hereby grants to VECTOR an option to acquire any MOUNT SINAI Improvements in accordance with the provisions of this Section 3-4. MOUNT SINAI agrees to notify VECTOR in writing of any MOUNT
SINAI Improvements within [            ] business days of the filing of an
invention disclosure statement with MOUNT SINAI's Dean's office or its Office of Science and Technology Development concerning such MOUNT SINAI Improvement, pursuant to MOUNT SINAI's policies, by one or more of the Inventors. VECTOR
shall have a period of [            ] with a right to extend such period for an
additional [            ] with the prior written consent of MOUNT SINAI, not to
be withheld unreasonably, after receipt of such notice in which to notify MOUNT SINAI in writing of its desire to exercise

                                              CONFIDENTIAL TREATMENT REQUESTED


its option with respect to such MOUNT SINAI Improvement. If VECTOR exercises its option with respect to such MOUNT SINAI Improvement, such MOUNT SINAI Improvement shall promptly thereafter be assigned as provided for in Section 3.1, and Exhibit B shall be amended accordingly. In the event VECTOR fails to deliver to MOUNT SINAI a notice of election to exercise such option, or notifies MOUNT SINAI that it elects not to exercise such option, VECTOR shall have no further rights with respect to such MOUNT SINAI Improvement, and in such event, MOUNT SINAI shall be free to license, assign or otherwise develop or dispose of such MOUNT SINAI Improvement.

   3.5 DELIVERY OF TANGIBLE PROPERTY. As soon as practicable after the effective date of this Agreement or the effective date of VECTOR's exercise of its option pursuant to Section 3.4, as the case may be, but in no event later
than [               ] after such effective date (unless otherwise requested by
VECTOR), MOUNT SINAI shall cause to be delivered to VECTOR, at VECTOR's expense, any and all tangible manifestations of the Property which are produced by the Inventors and which are in MOUNT SINAI's possession and control, including, without limitation, [



                                  ]in its control which are necessary for the

                                              CONFIDENTIAL TREATMENT REQUESTED


preparation or practice of the Inventions covered by the Patent Rights, or, to the extent VECTOR has exercised its option in accordance with the provisions of
Section 3.4., MOUNT SINAI Improvements.  [                         ] MOUNT SINAI
each retain the right to refrain from producing the above materials if, in their respective opinion, such release would be inappropriate after taking into consideration [

                                                                               ]

   3.6  RELATED TECHNOLOGY.  MOUNT SINAI shall notify VECTOR of any Related
Technology by a writing referring to this provision [                 ] days of
learning of such Related Technology, in sufficient detail to the extent such
information is available to MOUNT SINAI [                     ]  Upon receipt of
such disclosure, VECTOR shall have the opportunity to negotiate exclusively with MOUNT SINAI for the terms of a license or assignment to such Related Technology provided VECTOR so notifies MOUNT SINAI in writing within [
      ] of receipt of such disclosure written notice of its intent to so negotiate. In the event VECTOR decides not to exercise its right of first negotiation, the remainder of this provision shall be of no further force and effect as to that Related Technology. In the event VECTOR decides to exercise its right of first negotiation, both parties will negotiate in good faith for a period of 120 days to license or assign the technology. If no agreement is reached after the expiration of the 120 day period, MOUNT SINAI shall be free to license, assign or otherwise develop or dispose of such Related Technology. Notwithstanding the foregoing sentence, MOUNT SINAI shall not license, assign or otherwise develop or dispose of such Related Technology to a third party on terms substantially less favorable to MOUNT SINAI than those last offered by VECTOR.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

   4.1 OWNERSHIP OF THE PROPERTY. MOUNT SINAI represents and warrants that (i) it has received an assignment of the rights of the Inventors in and to the Patent Rights and has recorded each such Assignment with the United States Patent and Trademark Office, (ii) except as otherwise provided herein, MOUNT SINAI has not granted any license or made any assignment of the Patent Rights and knows of no obligation to grant any such license or to make any such assignment, (iii) MOUNT SINAI knows of no liens, encumbrances, agreements or understandings of any kind, either written, oral or implied which would have a material adverse effect on VECTOR's rights hereunder, except as set forth in Exhibit C hereto, which Exhibit C sets forth all information known to MOUNT SINAI, and (iv) the execution, delivery and performance of this Agreement does not conflict with, constitute a breach of, or in any way violate any arrangement, understanding or agreement of which MOUNT SINAI has knowledge.

   4.2 NO INFRINGEMENT BY MOUNT SINAI. MOUNT SINAI represents and warrants that it has no knowledge that any individual or entity has asserted that MOUNT SINAI, or any employee, agent, representative or other person affiliated with MOUNT SINAI is infringing or has infringed any foreign or domestic patent or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how which relates in any manner to the subject matter of this Agreement.

   4.3 NO INFRINGEMENT. MOUNT SINAI represents and warrants that it has no knowledge that any person or individual is infringing or has infringed any Patent Rights or has misappropriated or improperly used or disclosed any trade secret, confidential information, or know-how which relates in any manner to the subject matter of this Agreement.

   4.4 PATENT PROCEEDINGS. MOUNT SINAI represents and warrants that it has no knowledge that any patent application within the Patent Rights is the subject of any pending interference, opposition, cancellation or other protest proceeding, except as otherwise set forth in Exhibit C.

   4.5 KNOWLEDGE OF THIRD PARTY PATENTS. MOUNT SINAI represents and warrants that it has no knowledge of any foreign or domestic patent or patent application which is reasonably expected by MOUNT SINAI to restrict VECTOR from manufacturing, using or selling any Product or any portion of the Technical Information.

   4.6 WARRANTY DISCLAIMER. Notwithstanding the foregoing, nothing in this Agreement is or shall be construed as:

        (i) a warranty or representation by MOUNT SINAI as to the validity or scope of any patent or patent application within the Patent Rights;

        (ii) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights and other rights of third parties;

        (iii) a warranty or representation that the Inventors have not entered into arrangements with third parties unbeknownst to MOUNT SINAI, other than those set forth in Exhibit C hereto, which may be inconsistent with the assignment of the entire rights of the Inventors in and to the Property.

   4.7  NO WARRANTY OF MERCHANTABILITY OR FITNESS

                                              CONFIDENTIAL TREATMENT REQUESTED


FOR PARTICULAR PURPOSE. MOUNT SINAI MAKES NO REPRESENTATION AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MOUNT SINAI FURTHER AFFIRMATIVELY STATES THAT IT HAS NO INFORMATION WHATSOEVER REGARDING VECTOR'S INTENDED USE OR DEVELOPMENT OF THE PRODUCTS.

   4.8 MOUNT SINAI KNOWLEDGE. For the purpose of this Agreement, information, data, knowledge or material available or in the possession of an Inventor, regardless of whether the Inventor is an employee of MOUNT SINAI, is [





                                                             ]


                                    ARTICLE 5

                          CONSIDERATION FOR ASSIGNMENT

   For the consideration as set forth herein, VECTOR will issue to MOUNT SINAI no sooner than five days after execution of this Agreement:

   5.1 One hundred seventy-five thousand (175,000) shares of VECTOR's Common Stock pursuant to the Stock Issuance Agreement.

   5.2  Three (3) warrants, in the forms and

                                              CONFIDENTIAL TREATMENT REQUESTED


pursuant to the terms attached hereto as Exhibits D-1, D-2 and D-3, respectively, to purchase up to 225,000 shares of VECTOR'S Series A Preferred Stock (individually, a "Warrant" and collectively, the "Warrants"), each exercisable for a term of five (5) years, commencing upon the occurrence of the following milestone events and with respect to the following amounts:

        (a) the first Warrant to be exercisable with respect to [ ] shares to be issued upon [


                                             ]

        (b) the second Warrant to be exercisable with respect to [ ] shares to be issued upon [


                                                    ]

        (c)  the third Warrant to be exercisable with respect to [
                       ] shares upon [

                                                            ]

   5.3 The Warrants shall be exercisable at such a price per share as set forth in the Warrants under

Paragraph 3, "Purchase Price."


                                    ARTICLE 6

                          ASSUMPTION OF RISK, RELEASE,
                          INDEMNIFICATION AND INSURANCE

   6.1 VECTOR assumes all risk for loss or damage arising out of a Product. MOUNT SINAI and its representatives assume no responsibility for and are hereby released from any losses or damages which may arise out of a Product (including, without limitation, losses related to personal injury and property damage and all general, direct, special, incidental, exemplary, punitive and/or consequential damages), whether due to MOUNT SINAI's or its representatives' sole, joint or several negligence (whether active or passive) or otherwise. VECTOR agrees to defend, indemnify and save harmless MOUNT SINAI and its representatives from and against all claims, liabilities, damages, lawsuits, losses and expenses (including attorney's fees) alleged to be caused by or have arisen out of a Product, whether due to MOUNT SINAI's or its representatives' sole, joint or several negligence (whether active or passive) or otherwise.

   6.2 INSURANCE. VECTOR shall obtain a commercially prudent amount of insurance covering any personal injury or property damage that may arise out of VECTOR's or its Transferee's use, sale or distribution of the Product and to add MOUNT SINAI as an additional insured on each such policy. It is expressly agreed and understood that no insurance company, insurer or bonding company or their successors or assigns shall have any rights of subrogation or other rights against MOUNT SINAI or its representatives.


                                    ARTICLE 7

                            CONFIDENTIAL INFORMATION

   MOUNT SINAI and VECTOR each agree that all information contained in documents marked "Confidential" ("Confidential Information") which are forwarded to one by the other shall be received in strict confidence, used only for the purposes of this Agreement, and not disclosed by the recipient party, its agents or employees without the prior written consent of the other party, unless such Confidential Information (i) was in the public domain at the time of disclosure,
(ii) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors, or assigns, (iii) was lawfully disclosed to the recipient party by a third party having the right to disclose it, or (iv) was already known by the recipient at the time of disclosure. Each party's obligation of confidence hereunder shall be fulfilled by using the same degree of care with the other party's Confidential

Information as it uses to protect its own Confidential Information. MOUNT SINAI and VECTOR each further agree to treat as Confidential Information the terms and provisions of this Agreement, except with respect to clause (ix) below and except that MOUNT SINAI may, at its sole option, disclose the terms and provisions of this Agreement to the Inventors provided that each Inventor executes a confidentiality agreement substantially in the form attached hereto as Exhibit E. Nothing contained herein shall prevent MOUNT SINAI or VECTOR or their respective Transferees from disclosing information, except for Confidential Information, to the extent such information is required to be disclosed (v) in connection with the securing of necessary governmental authorization for VECTOR or its Transferees' manufacture, use or sale of a Product, (vi) for the purpose of VECTOR or its Transferees' compliance with governmental regulations, or (vii) for the purpose of licensing or distribution and sale of any Product, (viii) in connection with the development, manufacture, use or sale of any Product, or (ix) in connection with VECTOR's financing efforts.

                                              CONFIDENTIAL TREATMENT REQUESTED


                                    ARTICLE 8

                                PATENTS AND COSTS

   VECTOR shall reimburse MOUNT SINAI for all out-of-pocket legal fees, costs and expenses incurred in connection with the preparation, filing, prosecution and maintenance of the patents and patent applications reflected on Exhibit B (the "Patent Costs") incurred [
              ] In addition, VECTOR shall reimburse MOUNT SINAI for all Patent Costs incurred [
                         ] under the following circumstances and according to
the following schedule: [           ] of the Patent Costs attributable to [
            ] shall be payable by VECTOR on [

                                                                 ] The remaining
[                                     ] of such Patent Costs shall be payable by
VECTOR [


                          ]


                                    ARTICLE 9

                              INTELLECTUAL PROPERTY

   9.1  DEFENSE OF THIRD PARTY INFRINGEMENT SUITS.

In the event any Product manufactured or sold by VECTOR or its Transferee becomes the subject of a claim for patent, trade secret or other proprietary right infringement anywhere in the world, VECTOR shall promptly notify MOUNT SINAI. MOUNT SINAI shall have the right, but not the obligation, at its sole option and at its own expense, to participate in any suit which may be brought by VECTOR.

   9.2 SUITS AGAINST INFRINGING THIRD PARTIES. In the event either party becomes aware of any actual or threatened infringement of the Property, that party shall promptly notify the other. VECTOR or its Transferee shall be entitled to prosecute any and all infringements of any proprietary rights in the Property, at its own expense. All monetary compensation awarded in connection with any infringement suit under this Section shall be paid to VECTOR or its Transferee.

   9.3. COOPERATION. MOUNT SINAI agrees to cooperate with and assist VECTOR, as reasonably requested by VECTOR and at VECTOR's expense, in any claims or suits undertaken by VECTOR pursuant to Sections 9.1 and 9.2, and VECTOR shall keep MOUNT SINAI informed as to the status of the defense or prosecution of the same.


                                   ARTICLE 10
                                  MISCELLANEOUS

                                              CONFIDENTIAL TREATMENT REQUESTED


   10.1 PROMOTIONAL ADVERTISING. VECTOR agrees not to identify MOUNT SINAI in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof, or to use the name of any MOUNT SINAI employee, former employee, or trademark, service mark, trade name, or symbol of MOUNT SINAI, or that is associated with them, without MOUNT SINAI's or such employee's, prior written consent, except materials used in connection with VECTOR's financing efforts, which representation must be accurate and appropriate. For example, VECTOR or its Transferees may not represent that MOUNT SINAI endorses or approves any of its financing efforts.
Notwithstanding the foregoing, VECTOR may disclose the names of MOUNT SINAI and the Inventors to prospective investors, lenders, or partners and may [

                                                                      ] (or any
subsequent title for purposes of identification) [
                                ] in any VECTOR materials.

   10.2 ENTIRE AGREEMENT. This Agreement, the Stock Issuance Agreement and the Warrants contain the entire agreement and understanding between the parties with respect to the subject matter hereof, and merge all prior discussions, representations and negotiations, either written or oral, between the parties with respect

                                              CONFIDENTIAL TREATMENT REQUESTED


to the subject matter of this Agreement. Nothing herein is intended to limit, expand, or otherwise affect the terms of the Stock Issuance Agreement.

   10.3 ASSIGNMENT. This Agreement shall not be assignable by either party except that VECTOR may assign this agreement to an Affiliate or to a corporation with which it merges or which owns all or substantially all of VECTOR's stock. In the event that this Agreement is properly assigned it shall be binding upon and inure to the benefit of MOUNT SINAI, VECTOR and their respective assigns and successors in interest. Any assignment which is not in accordance with this
Section 10.3 will be void. Nothing contained in this Agreement shall be construed as limiting in any way VECTOR's right and ability to sell, license, lease or otherwise transfer the Property.

   10.4 HEADINGS. The headings used in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

   10.5 CONSULTING.  MOUNT SINAI hereby agrees to grant, upon execution of this
Agreement, an exemption [                                  ] from the rules
governing the conduct of faculty of MOUNT SINAI, so as to allow [          ] to
consult with and for VECTOR, to enter into a consulting agreement with VECTOR and, in the course of such engagement as a consultant, [

                                              CONFIDENTIAL TREATMENT REQUESTED

                                    ]except that this will not include [




                                          ]

   10.6 AMENDMENT. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

   10.7 FORCE MAJEURE. Any delays in performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party effected, including but not limited to, acts of God, embargoes, governmental restrictions, strikes or other concerted acts or workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

   10.8 ADDRESSES. The reports to be made hereunder to MOUNT SINAI shall be made by mailing the reports to MOUNT SINAI's address. Notices provided for herein shall effectively be given by mailing the same by certified or registered mail, properly addressed. For the purposes of making payments and giving notices, the addresses of the parties hereto are as follows:

If to MOUNT SINAI:     The Mount Sinai School of Medicine
                       One Gustave L. Levy Place
                       New York, NY  10029-6574

                       Attention:  Director, Office of
                                   Science and Technology
                                   Development

If to VECTOR:          Vector Pharmaceuticals, Inc.
                       1815 Old Country Road
                       Belmont, CA 94002
                       Attention: President

or to such subsequent addresses as either party may furnish the other by giving notice thereof as provided in this Section 10-8.

   10.9 INDEPENDENT CONTRACTORS. In making and performing this Agreement, MOUNT SINAI and VECTOR act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between MOUNT SINAI and VECTOR. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party except as specifically provided herein.

   10.10 SEVERABILITY. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

   10.11 WAIVER. None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

   10.12 APPLICABLE LAW. This Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of California as applied to contracts entered into and performed entirely within California.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives.

                                      MOUNT SINAI SCHOOL OF MEDICINE

                                      By /s/ Nathan Kase
                                         -----------------------------
                                      Title   Dean
                                           ---------------------------

                                      VECTOR

                                      By /s/ L. Read
                                         -----------------------------
                                      Title  Chairman and CEO
                                           ---------------------------

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                                    EXHIBIT A

                         COMMON STOCK ISSUANCE AGREEMENT

   This Agreement is made as of the____ day of _______________, 1993, by and between Vector Pharmaceuticals, Inc., a California corporation (the "Corporation"), and Mount Sinai School of Medicine ("Mount Sinai").

                                   WITNESSETH:

   WHEREAS, the Corporation desires to issue, and Mount Sinai desires to purchase Common Stock of the Corporation as herein described, on the terms and conditions hereinafter set forth; and

   WHEREAS, the issuance of Common Stock hereunder is in connection with and in consideration of the assignment by Mount Sinai of certain technology to the Corporation, as more fully set forth in that certain Technology Transfer Agreement of even date herewith (the "Technology Agreement").

   NOW, THEREFORE, IT IS AGREED between the parties as follows:

   1. Mount Sinai hereby agrees to purchase from the Corporation and the Corporation agrees to sell to Mount Sinai 175,000 shares of the Corporation's Common Stock (the "Common Stock") at $.05 per share, for an aggregate purchase price of Eight Thousand Seven Hundred and Fifty Dollars ($8,750.00). Payment of the purchase price shall be made by the assignment to Mount Sinai of the "Property," as defined in and pursuant to the Technology Agreement. The parties agree that the value of the Property is equal to or greater than the aggregate purchase price of the Common Stock.

   2. Mount Sinai acknowledges that it is aware that the Common Stock to be issued to it by the Corporation pursuant to this Agreement has not been registered under the Act, and that the Common Stock is deemed to constitute "restricted securities" under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). In this connection, Mount Sinai warrants and represents to the Corporation that Mount Sinai is purchasing the Common Stock for Mount Sinai's own account and Mount Sinai has no present intention of distributing or selling said stock except as permitted under the Act and Section 25102(f) of the California Corporations Code. Mount Sinai further warrants and represents that Mount Sinai has either (i) preexisting personal or business relationships with the Corporation or any of its officers, directors or controlling persons, or (ii) the capacity to protect its own interests in connection with the purchase of the Common Stock by virtue of the business or financial expertise of any professional advisors to Mount Sinai who are unaffiliated with and who are not compensated by the Corporation or any of its affiliates, directly or indirectly. Mount Sinai further acknowledges that the exemption from registration under Rule 144 will not be available for at least three years from the date of sale of the Common Stock unless at least two years from

                                       1.

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the date of sale (i) a public trading market then exists for the Common Stock of the Corporation, (ii) adequate information concerning the Corporation is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Common Stock may be made only in limited amounts in accordance with such terms and conditions.

   3. All certificates representing any shares of Common Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

   (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

   (b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.

   (c) Any legend required to be placed thereon by appropriate Blue Sky officials.

   4. Without in any way limiting the foregoing, Mount Sinai further agrees that it shall in no event make any disposition of all or any portion of the Common Stock which it is purchasing unless and until:

        (i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

        (ii) (a) It shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, (b) it shall have furnished the Corporation with an opinion of its own counsel to the effect that such disposition will not require registration of such shares under the Act, and
(c) such opinion of its counsel shall have been concurred in by counsel for the Corporation, such concurrence not to be unreasonably withheld, and the Corporation shall have advised it of such concurrence.

   5. Subject to the provisions of Sections 3 and 4, the shares of the Corporation's Common Stock acquired hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of the certificate representing such shares, properly endorsed; PROVIDED, HOWEVER, that the Corporation's Bylaws provide for a right of first refusal in favor of the Company with respect to all sales, assignments, pledges or transfers of shares of stock of the Company or any interest therein. The Company agrees, however, that transfers of the Common Stock acquired hereunder to any person or entity listed on Schedule 1 (the "Permitted Transferees") hereto shall not be subject to such right of first

                                       2.

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refusal and hereby waives any such rights with respect thereto, provided that any subsequent transfer by any of the Permitted Transferees shall nonetheless be subject to such right of first refusal.

   6. The Corporation shall not be required (i) to transfer on its books any shares of Common Stock of the Corporation which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or
(ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

   7. Mount Sinai hereby agrees that for a period of not less than 90 days and up to a maximum of 180 days following the effective date of the first registration statement of the Corporation covering Common Stock (or other securities) to be sold on its behalf in an underwritten public offering, it shall not, to the extent requested by the Corporation and any underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Corporation held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Corporation who hold securities of the Corporation or options to acquire securities of the Corporation enter into similar agreements.

   In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Common Stock held by Mount Sinai (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

   8. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

   9. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by express courier, or four days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at its address hereinafter shown below its signature or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

   10. This Agreement shall be governed by the laws of the State of California and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

   11. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, shall be binding upon Mount Sinai, its successors and assigns.


                                       3.

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   12.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      VECTOR PHARMACEUTICALS, INC.

                                      By_______________________________
                                        J. Leighton Read

                                      Address:  1815 Old County Road
                                                Belmont, CA 94002


                                      MOUNT SINAI SCHOOL OF MEDICINE

                                      By_______________________________

                                      Address:_________________________
                                              _________________________


                                       4.

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                                              CONFIDENTIAL TREATMENT REQUESTED


                                   SCHEDULE 1

                              PERMITTED TRANSFEREES

                       [


                                                            ]


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                                              CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT B


                         PATENTS AND PATENT APPLICATIONS

                             DESCRIPTION OF PROPERTY



1.  [




                                                                               ]

2.  [





                                                                               ]


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                                              CONFIDENTIAL TREATMENT REQUESTED


3.  [



                                                                               ]


4.  [


                                                                               ]

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                                              CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT C


        1.  [



                                        ]

        2.  [


                                        ]


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             [For the current versions of Exhibits D-1, D-2, and D-3
        of the Mount Sinai Agreement, see Exhibits 4.3, 4.4, 4.5, and 4.6
          to the Registration Statement on Form S-1 filed with the SEC on behalf of Aviron on June 5, 1996.]